UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2014
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AF OCEAN INVESTMENT MANAGEMENT COMPANY
(Exact name of registrant as specified in its charter)
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Florida	000-54354	14-1877754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
15500 Roosevelt Blvd., Suite 305, Clearwater, Florida 33760
(Address of principal executive offices) (Zip Code)
212-729-4951
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                          Unregistered Sales of Equity Securities
On July 16, 2014, AF Ocean Investment Management Company, a Florida corporation (the "Company" "our" "we" or "us") issued 42,000 shares of our common stock to Mr. Shumin Liao as stock-based compensation.  Mr. Liao is a manager in connection with our China operations through our wholly-owned subsidiary, AF Ocean Investment Management Company (Shanghai Ltd.), a Chinese entity (the "Subsidiary").  The aggregate value of the 42,000 shares is $42,000, based on a $1.00 closing price of our common stock on the OTCQB tier of the OTC marketplace on July 16, 2014.  The offering of the shares was not registered under the Securities Act of 1933, as amended (the "Securities Act"), but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof.  The recipient of the shares took them for investment purposes without a view to distribution.  Furthermore, he had access to information concerning us and our business prospects; there was no general solicitation or advertising for the purchase of the shares; and the shares are restricted pursuant to Rule 144 under the Securities Act.
On July 24, 2014, we issued 5,000,000 shares of our Series A Preferred Stock (the "Preferred Shares").  The Preferred shares were issued in connection with a transfer of Pilot New Energy Research Institute of Beijing's intellectual property in the form of non-patented technology relating to a new energy electric vehicle based on electromagnetic induction (the "Technology") to the Subsidiary.  In exchange for the transfer of the Technology to the Subsidiary, we agreed to issue the Preferred Shares to the institute's sole legal representative, Mr. Andy Fan.  Mr. Fan is also our sole officer and director.  The Preferred Shares have an aggregate preferred liquidation value of $75 million, have super voting rights equivalent to 500,000,000 shares of our common stock and are convertible into 75,000,000 shares of our common stock.  The amount of Preferred Shares issued in exchange for the Technology was based on several factors, including an assessment of the value of the Technology by a government licensed independent third-party, application of a 20% discount to such value and the current closing price of our common stock.  The offering and issuance of the Preferred Shares was not registered under the Securities Act, but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof.  The recipient of the Preferred Shares took them for investment purposes without a view to distribution.  Furthermore, he had access to information concerning us and our business prospects; there was no general solicitation or advertising in connection with the offering and issuance of the Preferred Shares; and the Preferred Shares are restricted pursuant to Rule 144 under the Securities Act.
On July 24, 2014, we issued 300,000,000 shares of our common stock to the Subsidiary for distribution by the Subsidiary only in China and only to Chinese citizens and entities in connection with various promotions it plans to undertake regarding the Technology and the corresponding sale of the electric vehicles.  On July 28, 2014, we issued an additional 95,909,826 shares of our common stock to 1,349 people, all of whom are residents of China, in connection with various promotions in China regarding the Technology.  The forgoing 395,909,826 shares are referred to as the "Promotional Shares."  The aggregate value of the Promotional Shares is $395,909,826 based on a $1.00 closing price of our common stock on the OTCQB tier of the OTC marketplace on both July 24 and July 28, 2014.  We did not receive any consideration in connection with the issuance of the Promotional Shares.  The offering and issuance of the Promotional Shares was not registered under the Securities Act, but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) and Rule 903 of Regulation S promulgated thereunder, insofar as the Promotional Shares were offered and sold in an "offshore transaction" and there were no "directed selling efforts" in or into the United States of the Promotional Shares, all within the meaning of Rule 902 of Regulation S.  Furthermore, no recipient of the Promotional Shares is a United States citizen; nor did any recipient acquire the Promotional Shares for the account or benefit of a United States citizen; and the Promotional Shares are restricted pursuant to Rule 144 under the Securities Act.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AF OCEAN INVESTMENT MANAGEMENT COMPANY.

August 13, 2014	By:	/s/Andy Fan
Andy Fan, Chief Executive Officer